Exhibit 99

FPL Energy, LLC
Corporate Communications
Media Line: (888) 867-3050
July 5, 2005

FOR IMMEDIATE RELEASE

FPL Energy announces agreement to purchase majority interest in the Duane Arnold Energy Center

JUNO BEACH, Fla. - FPL Energy, LLC, a subsidiary of FPL Group, Inc. (NYSE: FPL) announced today it has reached an agreement to buy a majority interest in the Duane Arnold Energy Center, a 598-megawatt nuclear power plant located about 15 miles northwest of Cedar Rapids, Iowa, from Interstate Power and Light (IP&L) a subsidiary of Alliant Energy Corp. (NYSE: LNT).

Under the terms of the agreement, FPL Energy will purchase IP&L's 70 percent interest in the Duane Arnold Energy Center for a total of approximately $387 million, including nuclear fuel, inventory and other items. Upon closing, FPL Energy will assume management and operation of Duane Arnold from Nuclear Management Company (NMC) and will work with them to ensure a smooth transition.

All of the power from FPL Energy's share of the Duane Arnold Energy Center will be sold under a long-term contract to IP&L at a price of approximately $46 per MWh in 2006 escalating to approximately $61 per MWh in 2013.

Jim Robo, president of FPL Energy, said, "We are excited to add the Duane Arnold Energy Center to our growing power generation portfolio and pleased to further expand our relationship with Alliant Energy, an important and strong customer with whom we've been providing clean, renewable wind power for several years. This transaction will further diversify our generating fleet and supports our strategy of building a moderate risk, well-hedged portfolio. Duane Arnold provides us with a low-cost, base load generation source in the Midwest that is complementary to our existing wind assets in the region. With a power purchase agreement in place through early 2014, we expect this plant to provide stable and growing cash flows for many years to come."

FPL Energy expects to close the acquisition late in the fourth quarter 2005 or early in the first quarter 2006. Financing for the acquisition will be integrated into FPL Group's overall financing program with a continued commitment to strong credit quality. The company expects the transaction to be immediately accretive to earnings per share, contributing $0.03 to $0.04 per share in 2006 and average accretion of about $0.04 per share through 2009.

FPL Energy is scheduled to file for a license extension for the plant in 2009, which, if approved, will enable the plant to continue to operate for an additional 20 years beyond its current license period of 2014.

"FPL Energy has been a member of the Iowa community for many years. We have a strong track record of community involvement and giving back to the communities where we operate. We look forward to developing new opportunities and partnerships due to our ownership interest in Duane Arnold," said Robo.

The Duane Arnold Energy Center currently employs 530, including contractors. After closing, FPL Energy said it expects to increase staffing at the facility by approximately 10 percent and make significant capital investments to ensure the long-term safe and reliable operation of the plant. These changes will provide ongoing benefits to customers, employees and shareholders.

The company said it has agreed to retain non-bargaining unit employees at Duane Arnold at comparable wages and benefits for 18 months following the close of the sale. In addition, the company said it will honor all labor agreements for bargaining unit employees.

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Central Iowa Power Cooperative and Corn Belt Power Cooperative currently own 20 percent and 10 percent, respectively, of the plant.

Approvals for the transaction are needed from federal and state regulatory agencies, including public utility commissions in Iowa, Minnesota, Illinois and Wisconsin, as well as the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission and review by the Department of Justice or the Federal Trade Commission.

FPL Energy will assume responsibility for ultimate decommissioning of the facility and will receive approximately $188 million in decommissioning funds at time of closing.

FPL Energy will utilize the experience of the Duane Arnold team, as well as the experience gained operating the Seabrook Nuclear Station and the expertise of the FPL Group nuclear team to manage and operate the plant.

The addition of Duane Arnold will nearly double FPL Energy's power generation in the Midwest. The company currently operates nearly 500 megawatts of wind power throughout the region. FPL Energy's existing wind projects are located in Cerro Gordo and Hancock County, Iowa; Iowa County, Wisconsin; Pipestone and Lincoln County, Minnesota; LaMoure County, North Dakota; Hyde County, South Dakota and Gray County, Kansas.

Alliant Energy has played a leadership role in the development of clean, renewable wind energy in the region and currently purchases the entire output from FPL Energy's Cerro Gordo Wind Energy Center and the majority of the output from its Hancock Wind Energy Center.

FPL Energy currently operates and owns a majority interest in the 1,218-megawatt Seabrook Nuclear Plant in New Hampshire. FPL Group's other subsidiary, Florida Power & Light Company, operates four nuclear units in Florida at two sites, Turkey Point and St. Lucie, representing 1,386 megawatts and 1,678 megawatts, respectively.

Seabrook, Turkey Point and St. Lucie have traditionally ranked among the highest in safety and operational performance based upon the Nuclear Regulatory Commission's safety indicators as well as the World Association of Nuclear Operators' overall performance index.

"FPL Group's nuclear division has an excellent track record operating nuclear plants safely and reliably," said Art Stall, senior vice president of FPL Group's nuclear division. "FPL Group and Duane Arnold nuclear programs are focused on safety and continuous improvement. We look forward to working with Duane Arnold employees in further enhancing the plant's performance."

FPL Energy was advised by J.P. Morgan Securities Inc. as exclusive financial advisor, and represented in the transaction by Pillsbury Winthrop Shaw Pittman, LLP and in Iowa by Belin Lamson McCormick Zumbach Flynn P.C.

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FPL Group has scheduled a conference call for 9:00 a.m. EDT on Tuesday, July 5, 2005 to discuss the agreement. The call and its replay will be webcast, and the webcast available on FPL Group's website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml

FPL Group, with annual revenues of more than $10 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light

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Company, serves 4.3 million customer accounts in Florida. FPL Energy, LLC, an FPL Group energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.FPLGroup.com, www.FPL.com and www.FPLEnergy.com.

CAUTIONARY STATEMENTS AND RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) is hereby making cautionary statements identifying important factors that could cause FPL Group's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group in this press release, in presentations, in response to questions or otherwise.  Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, believe, could, estimated, may, plan, potential, projection, target, outlook) are not statements of historical facts and may be forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's operations and financial results, and could cause FPL Group's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

  FPL Group and its subsidiaries, Florida Power & Light Company (FPL) and FPL Energy, LLC (FPL Energy) are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended (PURPA), the Public Utility Holding Company Act of 1935, as amended (Holding Company Act), the Federal Power Act, the Atomic Energy Act of 1954, as amended and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Florida Public Service Commission (FPSC) and the utility commissions of other states in which FPL Group has operations, and the U.S. Nuclear Regulatory Commission (NRC), with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity (ROE) and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.

  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

  FPL Group, FPL Energy and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

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  FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

  FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

  The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, use of new technology, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power.  In addition to these risks, FPL Group's, FPL Energy's and FPL's nuclear units face certain risks that are unique to the nuclear industry including the ability to store and/or dispose of spent nuclear fuel, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's, FPL Energy's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an FPL Energy operating facility may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

  FPL Group's, FPL Energy's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

  FPL Group, FPL Energy and FPL use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities.  FPL Group could recognize financial losses as a result of volatility in the market.